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                                                                  EXHIBIT 10.16

                    ASSIGNMENT OF TX-1 INTELLECTUAL PROPERTY

        This Assignment of TX-1 Intellectual Property (the "Assignment") is made as of June 23, 1997 by Encore Technologies, Inc., a Minnesota corporation ("Encore"), to Eco Soil Systems, Inc., a Nebraska corporation ("Eco Soil").

        For good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Encore hereby agrees as follows:

        1. DEFINITIONS. For purposes of this Assignment, the following terms shall have the following meanings:

               "Know How" shall mean all secret processes, specialized knowledge and techniques, secret formulas or other secret information or intellectual property, including trade secrets, which are presently the property of Encore and which relate to TX-1.

               "License and Supply Agreement" means the License and Supply Agreement dated July 6, 1997 by and between Encore and Eco Soil.

               "Michigan State License Agreement" means that certain Exclusive License Agreement by and between Michigan State University and Encore with an "effective date" of June 15, 1995.

               "Michigan State License Rights" means all right, title, interest and claims of Encore under the Michigan State License Agreement.

               "Settlement Agreement" means the Settlement Agreement dated as of July 6, 1997 by and between Encore and Eco Soil.

               "TX-1" shall mean the micro organism known as pseudomonas aureofaciens TX-1.

        2. ASSIGNMENT OF INTELLECTUAL PROPERTY. For good and valuable consideration, including without limitation the execution by Eco Soil of the Settlement Agreement and the License and Supply Agreement, Encore hereby assigns, transfers and conveys to Eco Soil the following property (the "Intellectual Property"):

               2.1 The Michigan State License Rights;

               2.2 TX-1 and all other inventions or other intellectual property relating to TX-1 that have been conceived, developed, revised and/or reduced to practice by, with the assistance of, or under the direction of, Encore;

               2.3 All right, title to, and interest in the Know How, including without limitation, the right to sue for injunctive relief and damages for all past, present and future infringements, and to collect the same for its own account and use;

               2.4 All rights under any patents, patent applications, patent disclosures and inventions relating to TX-1 that have been conceived, developed, revised and/or reduced to practice by, with the assistance of, or under the direction of, Encore, and any reissues, divisions, extensions, re-examinations or improvements thereof (and any rights to reissue, divide, extend or improve such items), and any right to sue for injunctive relief or damages for any past, present or future infringement thereof;



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               2.5 All intellectual property rights similar to or relating to any of the foregoing; and

               2.6 All drawings, artwork, specifications, designs, plans, technical reports and other plans, specifications or reports of any type relating to any of the foregoing, and all copies and tangible embodiments of any of the foregoing, whether in printed form, electronic form or any other medium.

        3. CONSEQUENCES OF OWNERSHIP OF INTELLECTUAL PROPERTY. As a consequence of Eco Soil's ownership of the Intellectual Property, Encore agrees that Eco Soil is fully authorized and entitled to exercise all rights of ownership with respect to the Intellectual Property that were held by Encore immediately prior to the delivery of this Assignment, and that Encore shall not have any further right to use the Intellectual Property or exercise any such rights of ownership, except as hereafter agreed in writing by Eco Soil. Encore further acknowledges and agrees that Eco Soil's rights include the right for Eco Soil to permit third parties to use all or part of the Intellectual Property, without being required (i) to obtain any consent or approval from Encore or (ii) to provide any further compensation whatsoever to Encore (except as provided in the License and Supply Agreement with respect to TX-1 produced by Encore pursuant to purchase orders submitted by Eco Soil).

        4.     FURTHER ACTIONS.

               4.1 Encore agrees that within five days after the date hereof, it will deliver to Eco Soil all original drawings, artwork, specifications, designs, plans and technical reports relating to the Intellectual Property, whether existing in printed form, electronic form, or any other medium.

               4.2 Encore further agrees to execute and deliver such further documents and take such further steps as Eco Soil from time to time reasonably may request in order to confirm, effect, evidence, perfect and otherwise consummate the vesting of all attributes of ownership in the Intellectual Property in Eco Soil. Such actions shall include without limitation (a) assisting Eco Soil, to the extent reasonably requested by Eco Soil, in obtaining a re-issuance of the Michigan State License Rights to Eco Soil in order to further permit the commercial use and application by Eco Soil of TX-1 (it being understood that Encore shall have no right, title, interest or claim in any such re-issued rights or licenses) and (b) providing Eco Soil with access from time to time, during normal business hours and upon reasonable prior notice to Encore, as requested by Eco Soil, to Encore's books and records relating to the Intellectual Property (including any records relating to contracts or arrangements with employees, suppliers and other third parties involved in the development of any of the Intellectual Property or any component parts thereof).

        5. MISCELLANEOUS. Encore acknowledges that this Assignment is being executed and delivered pursuant to the Settlement Agreement. Encore further acknowledges and agrees that nothing herein shall be construed as limiting the rights of Eco Soil under the Settlement Agreement. This Assignment shall insure to the benefit of the successors and assigns of Eco Soil, and shall bind the successors and assigns of Encore. There are no third party beneficiaries of this Assignment. The validity, interpretation, and performance of this Assignment shall be controlled by and construed under the laws of the State of Minnesota, the state in which this Assignment is accepted. Licensee hereby irrevocably consents to the jurisdiction of the appropriate Minnesota courts located in Hennepin County, Minnesota, and agrees that all litigation arising hereunder shall be venued in Hennepin County, Minnesota. No change, modification, extension, termination or waiver of the Assignment, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right


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hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise. Any of the provisions of the Assignment which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of the Assignment in any other jurisdiction. Paragraph, section and similar headings used herein are not to be considered part of this Assignment and are included solely for the convenience of the parties and are not intended to be full or accurate descriptions of the content thereof. Time is of the essence in this Assignment and the failure of either party to promptly pay when due any payments (after the expiration of any applicable notice and cure periods), or to perform any material obligations required herein (after the expiration of any applicable notice and cure periods), may be treated by the other party as a material breach of this Assignment and shall entitle the non-breaching party to all rights and remedies afforded by applicable law, subject to the limitations set forth herein.

               IN WITNESS WHEREOF, Encore has executed this Assignment as of the date first above written.

                                                   ENCORE TECHNOLOGIES, INC.,
                                                   a Minnesota corporation


                                                   By: /s/ DAVID GOULET
                                                   ----------------------------
                                                   Name:  David Goulet
                                                   Title: President

CONSENT

Michigan State University, as the owner of certain rights to TX-1 and as the licensor under the above-referenced Michigan State License Agreement, hereby consents to the assignment of Intellectual Property effected by the foregoing assignment instrument.

Michigan State University

By: /s/ STEPHEN H. TERRY
----------------------------
Name:   Stephen H. Terry
Title:  Assistant VP for Finance
Date:   June 30, 1997

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